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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ADMINISTAFF, INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Paul J. Sarvadi
Chairman of the Board
and Chief Executive Officer
March 28, 2007
Dear Stockholder:
On behalf of your Board of Directors and management, you are cordially invited to attend the Annual Meeting of Stockholders to be held at Administaff’s Corporate Headquarters, Centre I in the Auditorium, located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas 77339, on May 2, 2007 at 4:00 p.m.
It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope or vote using the telephone or Internet procedures that may be provided to you. Please note that voting using any of these methods will not prevent you from attending the meeting and voting in person.
You will find information regarding the matters to be voted on at the meeting in the following pages. Our 2006 Annual Report to Stockholders is also enclosed with these materials.
Your interest in Administaff is appreciated, and we look forward to seeing you on May 2nd.
Sincerely,
Paul J. Sarvadi
Chairman of the Board and Chief Executive Officer

ADMINISTAFF, INC.
A Delaware Corporation
19001 Crescent Springs Drive
Kingwood, Texas 77339-3802
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 2, 2007
Kingwood, Texas
     The Annual Meeting of the Stockholders of Administaff, Inc., a Delaware corporation (the “Company”), will be held at the Company’s Corporate Headquarters in the Auditorium in Centre I, located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas 77339, on May 2, 2007 at 4:00 p.m. (Central Daylight Savings Time), for the following purposes:
1.	To elect three Class III directors to serve until the 2010 Annual Meeting of Stockholders or until their successors have been elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the year ending December 31, 2007.

3.	To act upon such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.

Only stockholders of record at the close of business on March 5, 2007 are entitled to notice of, and to vote at, the meeting.

     It is important that your shares be represented at the Annual Meeting of Stockholders regardless of whether you plan to attend. Therefore, please mark, sign, date and return the enclosed proxy. If you are present at the meeting, and wish to do so, you may revoke the proxy and vote in person.
By Order of the Board of Directors
John H. Spurgin, II
Senior Vice President, Legal,
General Counsel and Secretary
March 28, 2007
Kingwood, Texas

SECURITY OWNERSHIP
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
MEETINGS AND COMMITTEES OF THE BOARD
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED TABLE
SECURITIES RESERVED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
DIRECTOR COMPENSATION
DIRECTORS COMPENSATION TABLE
REPORT OF THE FINANCE, RISK MANAGEMENT AND AUDIT COMMITTEE
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
ADDITIONAL INFORMATION
FINANCIAL INFORMATION

ADMINISTAFF, INC.
A Delaware Corporation
19001 Crescent Springs Drive
Kingwood, Texas 77339-3802
PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS OF
ADMINISTAFF, INC.
TO BE HELD ON WEDNESDAY, MAY 2, 2007
Solicitation
          The accompanying proxy is solicited by the Board of Directors of Administaff, Inc., a Delaware corporation (the “Company” or “Administaff”), for use at the 2007 Annual Meeting of Stockholders to be held on May 2, 2007, and at any reconvened meeting after an adjournment thereof. The Annual Meeting of Stockholders will be held at 4:00 p.m., (Central Daylight Savings Time,) at the Company’s Corporate Headquarters, Centre I in the Auditorium located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas 77339.
Voting Information
          Stockholders of record may vote in one of four ways:
•	by attending the meeting and voting in person;

•	by signing, dating and returning your proxy in the envelope provided;

•	by submitting your proxy on the Internet at the address listed on your proxy card; or

•	by submitting your proxy using the toll-free number listed on your proxy card.
          If your shares are held in an account at a brokerage firm or bank, you may submit your voting instructions by signing and timely returning the enclosed voting instruction form, by Internet at the address shown on your voting instruction form, by telephone using the toll-free number shown on that form, or by providing other proper voting instructions to the registered owner of your shares.
          If you either return your signed proxy or submit your proxy using the Internet or telephone procedures that may be available to you, your shares will be voted as you direct. If the accompanying proxy is properly executed and returned, but no voting directions are indicated thereon, the shares represented thereby will be voted FOR each of the proposals set forth in this proxy statement. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting of Stockholders. The Board of Directors is not currently aware of any such other matters. Any stockholder of record giving a proxy has the power to revoke it at any time before it is voted by: (i) submitting written notice of revocation to the Secretary of the Company at the address listed above; (ii) submitting another proxy that is properly signed and later dated; (iii) submitting a proxy again on the Internet or by telephone; or (iv) voting in person at the Annual Meeting. Stockholders who hold their shares through a nominee or broker are invited to attend the meeting but must obtain a signed proxy from the broker in order to vote in person.
          The Company pays the expense of preparing, printing and mailing proxy materials to our stockholders. Our transfer agent, Mellon Investor Services, LLC, will assist in the solicitation of proxies from stockholders at a fee of approximately $500 plus reimbursement of reasonable out-of-pocket expenses. In addition, proxies may be solicited personally or by telephone by officers or employees of the Company, none of whom will receive additional compensation. We will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of our Common Stock.
          The approximate date on which this proxy statement and the accompanying proxy card will first be sent to stockholders is March 28, 2007.

          At the close of business on March 5, 2007, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the 2007 Annual Meeting of Stockholders or any reconvened meeting after an adjournment thereof, 27,914,372 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), were outstanding. Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is required for a quorum. If a quorum is present at the meeting, under the Company’s bylaws, action on a matter (other than the election of directors) shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. Directors of the Company shall be elected by a plurality of the votes cast. In determining the number of votes cast, shares abstaining from voting or not voted on a matter will not be treated as votes cast. Accordingly, although proxies containing broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are considered “shares present” in determining whether there is a quorum present at the Annual Meeting, they are not treated as votes cast with respect to any matter, and thus will not affect the outcome of the voting on a particular proposal.
SECURITY OWNERSHIP
          The table below sets forth, as of March 5, 2007, certain information with respect to the shares of Common Stock beneficially owned by: (i) each person known by the Company to beneficially own 5% or more of the Common Stock; (ii) each director and director nominee of the Company; (iii) each of the executive officers of the Company identified in the Summary Compensation Table on page 18 of this proxy statement; and (iv) all directors, director nominees and executive officers of the Company as a group.

	Amount and
	Nature of
	Beneficial
Name of Beneficial Owner	Ownership (1)		Percent of Class

Michael W. Brown	68,653		*
Jack M. Fields, Jr.	1,846		*
Eli Jones	2,716		*
Paul S. Lattanzio	55,290		*
Gregory E. Petsch	17,497		*
Richard G. Rawson	1,382,939	(2)	4.9%
Paul J. Sarvadi	2,329,954	(3)	8.3%
Austin P. Young	23,559		*
A. Steve Arizpe	340,352	(4)	1.2%
Jay E. Mincks	239,026		*
Douglas S. Sharp	100,179		*
AXA Financial, Inc.	1,487,960	(5)	5.3%
Columbia Wanger Asset Management, L.P.	2,264,000	(6)	8.1%
EARNEST Partners, L.L.C	2,479,199	(7)	8.9%
Executive Officers and Directors as a group (12 persons)	4,616,211		15.9%

*	Represents less than 1%.

(1)	Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The address for each officer and director is in care of Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802.

The number of shares of Common Stock beneficially owned by each person includes options exercisable on March 5, 2007 or within 60 days after March 5, 2007 and excludes options not exercisable within 60 days after March 5, 2007 (currently there are no unvested stock options). The number of shares of Common Stock beneficially owned by each person also includes unvested shares of restricted stock. Each owner of restricted stock has the right to vote his or her shares but may not transfer them until they have vested.

	Options
Name of Beneficial			Unvested Restricted
Owner	Exercisable	Not Exercisable	Stock

Michael W. Brown	52,500	—	—
Jack M. Fields, Jr.	—	—	—
Eli Jones	—	—	—
Paul S. Lattanzio	15,000	—	—
Gregory E. Petsch	15,000	—	—
Austin P. Young	22,500	—	—
Richard G. Rawson	308,037	—	29,634
Paul J. Sarvadi	194,093	—	36,334
A. Steve Arizpe	252,946	—	49,634
Jay E. Mincks	183,126	—	48,300
Douglas S. Sharp	61,001	—	33,800
(2)	Includes 492,166 shares owned by the RDKB Rawson LP, 455,202 shares owned by the R&D Rawson LP, 350 shares owned by Dawn M. Rawson (spouse), 50 shares owned by Kimberly Rawson (daughter) and 50 shares owned by Barbie Rawson (daughter). Mr. Rawson shares voting and investment power with respect to 450 shares owned by his wife and daughters.

(3)	Includes 1,394,273 shares owned by Our Ship Limited Partnership, Ltd., 641,506 shares owned by the Sarvadi Children’s Partnership, Ltd., 34,340 shares owned by Paul J. Sarvadi and Vicki D. Sarvadi, JT TEN and 19,644 shares owned by six education trusts established for the benefit of the children of Paul J. Sarvadi. Mr. Sarvadi shares voting and investment power over all such shares with his wife, Vicki D. Sarvadi.

(4)	Includes 23,139 shares owned by A. Steve Arizpe and Charissa Arizpe (spouse). Mr. Arizpe shares voting and investment power over all such shares with his wife.

(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007. AXA Financial, Inc.’s address is 1290 Avenue of the Americas, New York, New York 10104.

(6)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 11, 2007. Columbia Wanger Asset Management, L.P. has sole voting power with respect to 2,064,000 shares, shared voting power with respect to 200,000 shares, and sole dispositive power with respect to 2,264,000 shares. The address of Columbia Wanger Asset Management L.P. is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(7)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2007. EARNEST Partners, L.L.C. has sole voting power with respect to 786,292 shares, shared voting power with respect to 781,355 shares, and sole dispositive power with respect to 2,479,199 shares. The address of EARNEST Partners LLC is 1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309.
PROPOSAL NUMBER 1:
ELECTION OF DIRECTORS
General
          The Company’s Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than 15 persons. The number of members constituting the Board of Directors is currently fixed at eight.
          In accordance with the Certificate of Incorporation of the Company, the members of the Board of Directors are divided into three classes and are elected for a term of office expiring at the third succeeding annual stockholders’ meeting following their election to office, or until a successor is duly elected and qualified. The Certificate of Incorporation also provides that such classes shall be as nearly equal in number as possible. The terms of office of the Class I, Class II and Class III directors expire at the Annual Meeting of Stockholders in 2008, 2009 and 2007, respectively.
          The term of office of each of the current Class III directors expires at the time of the 2007 Annual Meeting of Stockholders, or as soon thereafter as their successors are elected and qualified. Messrs. Fields, Lattanzio and Rawson have been nominated to serve an additional three-year term as Class III directors. All nominees have consented to be named in this proxy statement and to serve as a director if elected.
          It is the intention of the person or persons named in the accompanying proxy card to vote for the election of all nominees named below unless a stockholder has withheld such authority. The affirmative vote of a plurality of the votes cast by holders of the Common Stock present in person or by proxy at the 2007 Annual Meeting of Stockholders is required for election of the nominees.

          If, at the time of or prior to the 2007 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.
Nominees — Class III Directors (For Terms Expiring at the 2010 Annual Meeting)
          Jack M. Fields, Jr. Mr. Fields, age 55, joined the Company as a Class III director in January 1997 following his retirement from the United States House of Representatives, where he served for 16 years. Mr. Fields is a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee. During 1995 and 1996, Mr. Fields served as Chairman of the House Telecommunications and Finance Subcommittee, which has jurisdiction and oversight of the Federal Communications Commission and the Securities and Exchange Commission. Mr. Fields has been Chief Executive Officer of the Twenty-First Century Group in Washington, D.C. since January 1997. Mr. Fields also serves on the Board of Directors for AIM Management Group, Inc. and the Discovery Channel – Global Education Fund. Mr. Fields earned a Bachelor of Arts in 1974 from Baylor University, and graduated from Baylor Law School in 1977.
          Paul S. Lattanzio. Mr. Lattanzio, age 43, has been a Class III director of the Company since 1995. He is a member of the Company’s Finance, Risk Management and Audit Committee and Nominating and Corporate Governance Committee. Mr. Lattanzio joined Bear Stearns, Inc. in July 2003 as a Senior Managing Director and head of Bear Growth Capital Partners, a private equity group. He previously served as a Managing Director for TD Capital Communications Partners (f/k/a Toronto Dominion Capital), a venture capital investment firm, from July 1999 until July 2002. From February 1998 to March 1999, he was a co-founder and Senior Managing Director of NMS Capital Management, LLC, a $600 million private equity fund affiliated with NationsBanc Montgomery Securities. Prior to NMS Capital, Mr. Lattanzio served in several positions with various affiliates of Bankers Trust New York Corporation for over 13 years, most recently as a Managing Director of BT Capital Partners, Inc. for more than five years. Mr. Lattanzio has experience in a variety of investment banking disciplines, including mergers and acquisitions, private placements and restructuring. Mr. Lattanzio also serves on the Board of Directors of Harlem Furniture, LLC, Avid Health, Inc., New Chapter, Inc., Dairyland Corp., and Everything But Water, LLC. Mr. Lattanzio received his Bachelor of Science in Economics with honors from the University of Pennsylvania’s Wharton School of Business in 1984.
          Richard G. Rawson. Mr. Rawson, age 58, President of the Company and its subsidiaries, is a Class III director and has been a director of the Company since 1989. He has been President since August 2003. Before being elected President, he served as Executive Vice President of Administration, Chief Financial Officer and Treasurer of the Company from February 1997 until August 2003. Prior to that, he served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since 1989. Prior to joining the Company in 1989, Mr. Rawson served as a Senior Financial Officer and Controller for several companies in the manufacturing and seismic data processing industries. Mr. Rawson previously served the National Association of Professional Employer Organizations (NAPEO) as President (1999-2000), First Vice President, Second Vice President and Treasurer. In addition, he previously served as Chairman of the Accounting Practices Committee of NAPEO for five years. Mr. Rawson has a Bachelor of Business Administration in Finance from the University of Houston.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL THREE NOMINEES LISTED ABOVE.
Directors Remaining in Office
          Michael W. Brown. Mr. Brown, age 61, joined the Company as a Class I director in November 1997. He is a member of the Company’s Finance, Risk Management and Audit Committee and the Nominating and Corporate Governance Committee. Mr. Brown is the past Chairman of the Nasdaq Stock Market Board of Directors and a past governor of the National Association of Securities Dealers. Mr. Brown joined Microsoft Corporation in 1989 as its Treasurer and became its Chief Financial Officer in 1993, in which capacity he served until his retirement in July 1997. Prior to joining Microsoft, Mr. Brown spent 18 years with Deloitte & Touche LLP. Mr. Brown is also a director of EMC Corporation, 360networks, FatKat, Inc., Pipeline Financial Group, Inc., DayJet Corporation, Double LLC, West Sound Management, LLC, and Thomas Weisel Partners and serves on the audit committee of Thomas Weisel Partners. He is a member of the University of Washington Business School Advisory Board and the Particle Economics Research Institute. Mr. Brown holds a Bachelor of Science in Economics from the University of Washington in Seattle.

          Eli Jones. Dr. Jones, age 45, joined the Company as a Class I director in April 2004. He is Chairman of the Company’s Compensation Committee and a member of the Nominating and Corporate Governance Committee. Dr. Jones has been an Associate Professor of Marketing at the University of Houston since 2002 and was an Assistant Professor at the University of Houston from 1997 until 2002. He taught at Texas A&M University for several years before joining the faculty of the University of Houston. He currently serves as the Executive Director of the Program for Excellence in Selling and the Sales Excellence Institute at the University of Houston. Dr. Jones also serves on the Board of Directors of Dovarri, a CRM company based in Houston, and on the editorial review boards of the Journal of Personal Selling and Sales Management and Industrial Marketing Management. He has conducted research and published articles on sales and sales management topics in major journals and is the co-author of a sales textbook, Selling ASAP, and Strategic Sales Leadership, a professional book. Dr. Jones is also an ad hoc reviewer for the Journal of the Academy of Marketing Science, Journal of Business Research, American Marketing Association, and the National Conference in Sales Management. Before becoming a professor, Dr. Jones worked in sales and sales management for three Fortune 100 companies: Quaker Oats, Nabisco, and Frito-Lay. He received his Bachelor of Science degree in Journalism in 1982, his MBA in 1986, and his Ph.D. in 1997 from Texas A&M University.
          Gregory E. Petsch. Mr. Petsch, age 56, joined the Company as a Class I director in October 2002. He is Chairman of the Company’s Nominating and Corporate Governance Committee and a member of the Compensation Committee. Mr. Petsch retired from Compaq Computer Corporation in 1999 where he had held various positions since 1983, most recently as Senior Vice President of Worldwide Manufacturing and Quality since 1991. Prior to joining Compaq, he worked for 10 years for Texas Instruments. In 1992, Mr. Petsch was voted Manufacturing Executive of the Year by Upside Magazine, and in 1993 — 1995 he was nominated Who’s Who of Global Business Leaders. He is founder and President of Petsch Foundation, Inc. He earned a Bachelor of Business Technology degree from the University of Houston in 1978.
          Paul J. Sarvadi. Mr. Sarvadi, age 50, Chairman of the Board and Chief Executive Officer and co-founder of the Company and its subsidiaries, is a Class II director and has been a director and Chairman of the Board since the Company’s inception in 1986. He has also served as the Chief Executive Officer of the Company since 1989. He also served as President of the Company from 1989 until August 21, 2003. Prior to that, he served as Vice President and Treasurer of the Company from its inception in 1986 until April 1987, and then as Vice President from April 1987 until 1989. He attended Rice University and the University of Houston prior to starting and operating several small companies. Mr. Sarvadi has served as President of NAPEO and was a member of its Board of Directors for five years. He also served as President of the Texas Chapter of the NAPEO for three of the first four years of its existence. Mr. Sarvadi serves on the Board of Trustees of the DePelchin Children’s Center in Houston. In 1995, Mr. Sarvadi was selected as Houston’s Ernst & Young Entrepreneur of the Year for service industries and in 2001, he was selected as the 2001 National Ernst & Young Entrepreneur of the Year for service industries. In 2004, he received the Conn Family Distinguished New Venture Leader Award from Mays Business School at Texas A&M University.
          Austin P. Young. Mr. Young, age 66, joined the Company as a Class II director in January 2003. He is Chairman of the Company’s Finance, Risk Management and Audit Committee and a member of the Nominating and Corporate Governance Committee. Mr. Young served as Senior Vice President, Chief Financial Officer and Treasurer of CellStar Corporation from 1999 to December 2001 when he retired. From 1996 to 1999, he served as Executive Vice President — Finance and Administration of Metamor Worldwide, Inc. Mr. Young also held the position of Senior Vice President and Chief Financial Officer of American General Corporation for over eight years and was a partner in the Houston and New York offices of KPMG before joining American General. Mr. Young currently serves as a Director and Chairman of the Audit Committees of Tower Group, Inc. and Amerisafe, Inc. He is a member of the Houston and State Chapters of the Texas Society of CPAs, the American Institute of CPAs, and the Financial Executives Institute. He holds an accounting degree from the University of Texas.
CORPORATE GOVERNANCE
Corporate Governance Guidelines
          Administaff has adopted Corporate Governance Guidelines, which include guidelines for, among other things, director responsibilities, qualifications and independence. The Board continually monitors developments in corporate governance practices and regulatory changes and periodically assesses the adequacy of and modifies its Corporate Governance Guidelines and committee charters as warranted in light of such developments. You can access the Company’s Corporate Governance Guidelines in their entirety on the Company’s Web site at www.administaff.com under Corporate Governance in the Company Information section. Any stockholder who so requests may obtain a printed copy of the Corporate Governance Guidelines free of charge by contacting Ruth Holub, Investor Relations Specialist, Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339.
          On an annual basis, each director and executive officer is obligated to complete a questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.
Determinations of Director Independence
          Under rules of the New York Stock Exchange, the Company must have a majority of independent directors. No board member qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In evaluating each director’s independence, the Board of Directors considered all relevant facts and circumstances and relationships and transactions between each director, her or his family members or any business, charity or other entity in which the director has an interest on the one hand, and the Company, its affiliates, or the Company’s senior management on the other. As a result of this review, at its meeting held on January 30, 2007, the Board of Directors affirmatively determined that all of the Company’s directors are independent from the Company and its management, with the exception of Messrs. Sarvadi and Rawson, both of whom are members of the senior management of the Company.
          The Board of Directors has considered what types of disclosure should be made relating to the process of determining director independence. To assist the Board in making disclosures regarding its determinations of independence, the Board has adopted categorical standards as permitted under the listing standards of the New York Stock Exchange. These categorical standards deal only with what types of relationships need to be disclosed and not whether a particular director is independent. The Board considers all relevant facts and circumstances in determining whether a director is independent. However, the relationships satisfying the categorical standards are not required to be disclosed or separately discussed in our proxy statement. A relationship satisfies the categorical standards adopted by the board if it:
•	is not a relationship that would preclude a determination of independence under Section 303A.02(b) of the New York Stock Exchange Listed Company Manual;

•	consists of charitable contributions by Administaff to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years; and

•	is not required to be, and it is not otherwise, disclosed in Administaff’s annual proxy statement.
          In the course of the Board’s determination regarding the independence of directors other than Messrs. Sarvadi and Rawson, it considered all transactions, relationships and arrangements in which such directors and Administaff were participants. In particular, with respect to each of the most recent three fiscal years, the Board evaluated Administaff’s provision of PEO-related services to companies owned by Mr. Fields, and its employment of Dr. Jones’s daughter. The Board of Directors has determined that these relationships are not material. In making this determination with respect to Mr. Fields, the Board considered the facts that: (i) the company pays Administaff comprehensive service fees on the same basis as all other clients; and (ii) payments net of payroll costs made by the company were less than 0.1% of Administaff’s revenues in each of the last three fiscal years. In making this determination with respect to Dr. Jones, the Board considered the position and salary of Dr. Jones’s daughter within the Company.
Selection of Nominees for the Board of Directors
Identifying Candidates
          The Nominating and Corporate Governance Committee solicits ideas for potential Board candidates from a number of sources including members of the Board of Directors, executive officers of the Company, individuals personally known to the members of the Board of Directors, and research. The Nominating and Corporate Governance Committee also has sole authority to select and compensate a third-party executive search firm to help identify candidates, if it deems advisable. In addition, the Nominating and Corporate Governance Committee will consider candidates for the Board submitted by stockholders. Any such submissions should include the candidate’s name and qualifications for Board membership and should be directed to the Corporate Secretary of Administaff at 19001 Crescent Springs Drive, Kingwood, Texas 77339. Although the Nominating and Corporate Governance Committee does not require the stockholder to submit any particular information regarding the qualifications of the stockholder’s candidate, the level of consideration that the Nominating and Corporate Governance Committee will give to the stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the nominating stockholder makes available to the Committee. The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them on the same basis.
          In addition, the Bylaws of the Company permit stockholders to nominate directors for election at an annual stockholders meeting whether or not such nominee is submitted to and evaluated by the Nominating and Corporate Governance Committee. To nominate a director using this process, the stockholder must follow the procedures described under “Additional Information — Advance Notice Required for Stockholder Nominations and Proposals” below.
Evaluating Candidates
          Each candidate must meet certain minimum qualifications, including:
•	the ability to represent the interests of all stockholders of the Company and not just one particular constituency;

•	independence of thought and judgment;

•	the ability to dedicate sufficient time, energy and attention to the performance of her or his duties, taking into consideration the prospective nominee’s service on other public company boards; and

•	the skills and expertise of the prospective nominee are complementary to the existing Board members’ skills; in this regard, the Board of Directors will consider the Board’s need for operational, sales, management, financial, governmental or other relevant expertise.
          In addition, the Nominating and Corporate Governance Committee considers other qualities that it may deem to be desirable from time to time, such as the extent to which the prospective nominee contributes to the diversity of the Board of Directors—with diversity being construed broadly to include a variety of perspectives, opinions, experiences and backgrounds. The Nominating and Corporate Governance Committee may also consider the ability of the prospective nominee to work with the then-existing interpersonal dynamics of the Board of Directors and her or his ability to contribute to the collaborative culture among Board members.
          Based on this initial evaluation, the Chairman of the Nominating and Corporate Governance Committee will determine whether to interview the nominee, and if warranted, will recommend that one or more members of the Committee, other members of the Board and senior management, as appropriate, interview the nominee in person or by telephone. After completing this evaluation and interview process, the Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation of the Nominating and Corporate Governance Committee.
Code of Business Conduct and Ethics
          The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”), governing the conduct of the Company’s directors, officers and employees. The Code, which meets the requirements of Rule 303A.10 of the New York Stock Exchange Listed Company Manual and Item 406 of Regulation S-K, is intended to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in the Company’s public filings, compliance with laws and the prompt internal reporting of violations of the Code. You can access the Code on the Company’s Web site at www.administaff.com under Corporate Governance in the Company Information section. Any stockholder who so requests may obtain a printed copy of the Code free of charge by contacting Ruth Holub, Investor Relations Specialist, Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339. Changes in and waivers to the Code of Business Conduct and Ethics for the Company’s directors, executive officers and certain senior financial officers will be posted on the Company’s Internet Web site within five business days and maintained for at least 12 months. If you wish to raise a question or concern or report a violation to the Finance, Risk Management and Audit Committee, you should go to www.ethicspoint.com or call the Ethicspoint toll-free hotline at 1-866-384-4277.
Stockholder Communications
          Stockholders and other interested parties may communicate directly with the entire Board of Directors or the non-management directors as a group by sending an email to directors@administaff.com. In the subject line of the email, please specify whether the communication is addressed to the entire Board of Directors or to the non-management directors.

Alternatively, you may mail your correspondence to the Board in care of the Corporate Secretary, 19001 Crescent Springs Drive, Kingwood, Texas 77339.
          Unless any director directs otherwise, communications received (via U.S. mail or email) will be reviewed by the Corporate Secretary who will exercise his discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e., business inquiries, complaints, or suggestions), and personal grievances.
MEETINGS AND COMMITTEES OF THE BOARD
The Board
          Directors are expected to attend all or substantially all Board meetings and meetings of the Committees of the Board on which they serve. Directors are also expected to spend the necessary time to discharge their responsibilities appropriately (including advance review of meeting materials) and to ensure that other existing or future commitments do not materially interfere with their responsibilities as members of the Board. The Board met five times in 2006, which included four regularly scheduled meetings and one unscheduled meeting. All of the members of the Board participated in more than 75% of the meetings of the Board and Committees of which they were members during the fiscal year ended December 31, 2006. The Board expects its members to attend the Annual Meeting of the Stockholders. Last year seven of the Company’s eight directors attended the Annual Meeting of the Stockholders.
Executive Sessions of the Board of Directors and the Presiding Director
          The Company’s non-management directors hold executive sessions at which the Company’s management is not in attendance at each regularly scheduled Board meeting. The Chairperson of the Nominating and Corporate Governance Committee, currently Mr. Petsch, serves as presiding director at the executive sessions. In the absence of the Chairperson, a majority of the members present at the executive session will appoint a member to preside at the meeting.
Committees of the Board of Directors
          The Board of Directors has appointed three committees: the Finance, Risk Management and Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The charters for each of the three committees, which have been adopted by the Board of Directors, contain a detailed description of the respective committee’s duties and responsibilities and are available under Corporate Governance in the Company Information section on the Company’s Web site at www.administaff.com. Any stockholder who so requests may obtain a printed copy of the committee charters free of charge by contacting Ruth Holub, Investor Relations Specialist, Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339.
          Nominating and Corporate Governance Committee
          The Nominating and Corporate Governance Committee met two times in 2006. The members of the Nominating and Corporate Governance Committee are all of the outside directors: Mr. Petsch, who serves as Chairperson, Mr. Brown, Mr. Fields, Dr. Jones, Mr. Lattanzio, and Mr. Young. All members of the Nominating and Corporate Governance Committee are “independent” under the standards of The New York Stock Exchange. The Nominating and Corporate Governance Committee: (i) identifies individuals qualified to become Board members, consistent with the criteria for selection approved by the Board; (ii) recommends to the Board a slate of director nominees to be elected by the stockholders at the next annual meeting of stockholders and, when appropriate, director appointees to take office between annual meetings; (iii) develops and recommends to the Board a set of corporate governance guidelines for the Company; and, (iv) oversees the evaluation of the Board and management.
          Finance, Risk Management and Audit Committee
          The Finance, Risk Management and Audit Committee met seven times in 2006. The members of this Committee are Mr. Young, who serves as Chairperson, Mr. Lattanzio and Mr. Brown. All three members are “independent” under the standards of The New York Stock Exchange and Securities and Exchange Commission Regulations. In addition, the Board of Directors has determined that Mr. Young is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The Finance, Risk Management and Audit Committee assists the Board in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes and audits of financial statements of the Company by reviewing and monitoring: (i) the financial affairs of the Company; (ii) the integrity of the Company’s financial statements and internal controls; (iii) the Company’s compliance with legal and regulatory requirements; (iv) the independent auditor’s qualifications and independence; (v) the performance of the personnel responsible for the Company’s internal audit function and the independent auditors; and (vi) the Company’s policies and procedures with respect to risk management, as well as other matters that may come before it as directed by the Board of Directors.
          Compensation Committee
          The Compensation Committee met four times in 2006. The members of the Compensation Committee are Dr. Jones, who serves as Chairperson, Mr. Fields and Mr. Petsch. All three members are “independent” under the standards of The New York Stock Exchange. The Compensation Committee: (i) oversees and administers the Company’s compensation policies, plans and practices; (ii) reviews and discusses with management the Compensation Discussion and Analysis required by Securities Exchange Commission Regulation S-K, Item 402; and (iii) prepares the annual report required by the rules of the Securities and Exchange Commission on executive compensation for inclusion in the Company’s annual report or proxy statement for the annual meeting of stockholders. To carry out these purposes, the Compensation Committee: (i) evaluates the performance of and determines the compensation for senior management, taking into consideration recommendations made by the Chief Executive Officer; (ii) administers the Company’s compensation programs, and (iii) performs such other duties as may from time to time be directed by the Board of Directors.
          The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. Pursuant to the terms of the Incentive Plan, the Board of Directors or the Compensation Committee may delegate the Compensation Committee’s authority under the Incentive Plan to the Chairman of the Board, pursuant to such conditions and limitations as each may establish, except that neither may delegate to any person the authority to make awards, or take other action, under the Incentive Plan with respect to participants who may be subject to Section 16 of the Securities Exchange Act of 1934.
Compensation Committee Interlocks and Insider Participation
          The Compensation Committee is comprised entirely of independent directors.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Program Objectives
          Administaff is committed to attracting, motivating, retaining and encouraging long-term employment of individuals with a demonstrated commitment to integrity and exemplary personal standards of performance. The Administaff culture is based upon the value of and respect for each individual, encouraging personal and professional growth, rewarding outstanding individual and corporate performance, and achieving excellence through a high-energy, fun work environment. We are convinced these elements contribute to the vision of Administaff to be an “employer of choice,” which increases the value and potential of the Company for clients, employees, stockholders, and the communities where we live and work.
          Our compensation policies for executives are based on the same principles that we employ in establishing all of our compensation programs. For executives, our compensation programs are designed to:
•	attract and retain key executive officers responsible for the success of the Company, and

•	motivate management to achieve both short-term business goals and to enhance long-term stockholder value through our “pay for performance” philosophy.

To accomplish these goals, Administaff adheres to the compensation strategies discussed below.
Compensation Strategies
•	We have established and strive to maintain a performance-driven culture that generates Company growth by recognizing and rewarding employees who believe in their own ability to reach and exceed their compensation objectives.

•	As part of our competitive compensation program, Administaff’s base salary system compensates employees based upon job responsibilities, level of experience, individual performance, comparisons to the market, and internal comparisons. As employees progress to higher levels in the Company, an increasing proportion of their compensation is linked to Company performance.

•	We provide substantial incentive compensation to recognize and reward individual and corporate performance through a variable pay component that is affordable and equitable to both employees and stockholders, and that directly supports our business objectives. Our variable pay component utilizes business performance criteria that encourage the attainment of strategic objectives, with the goal of aligning the interests of the executive officers with those of the stockholders.

•	We have also created a strong mutuality of interest between executive officers and stockholders through the use of long-term equity incentive compensation opportunities.

•	We provide a competitive benefits package at the best possible value to the Company that recognizes and encourages work-life balance and fosters a career commitment to Administaff.
Elements of Compensation
          The annual compensation package for executive officers consists of: (i) an annual base salary payable in cash; (ii) variable cash compensation, which is targeted as a percentage of base pay; (iii) long-term equity incentive compensation; and (iv) special or supplemental benefits, including management perquisites.
Base Salary
          A competitive base annual salary is designed to secure and retain talented executive officers. Administaff conducts an annual executive compensation study to ensure executive compensation remains competitive. A more detailed discussion of this study is included below under “Determination of Compensation Amounts and Formulas.”
Variable Cash Compensation
          The Company believes that variable cash compensation is a key element of the total compensation of each executive officer. Such compensation embodies our pay-for-performance philosophy whereby a significant portion of executive compensation is at risk and tied to corporate, departmental, and individual performance.
Long-term Equity Incentive Compensation
          Long-term equity incentives align the interests of the executive officers with those of the stockholders. We believe that long-term incentives enhance retention while rewarding executive officers for their service. The objectives of Administaff’s long-term equity incentive compensation, which is awarded under the stockholder-approved Administaff, Inc. 2001 Incentive Plan (“Incentive Plan”), are detailed under “Determination of Compensation Amounts and Formulas” below.
Special or Supplemental Benefits, Including Management Perquisites
          Executive compensation also includes a limited number of perquisites and supplemental benefits that enhance the Company’s ability to attract and retain talented executive officers in today’s market. The Company also believes certain perquisites assist in the operation of business, allowing executive officers more time to focus on business objectives.
Retirement Benefits
          We do not provide pension arrangements, post-retirement health coverage, or nonqualified defined contribution or other deferred compensation plans for our directors, executive officers or employees. Our executive officers and employees are eligible to participate in our 401(k) defined contribution plan. We will contribute to each participant a matching contribution equal to 100% of the first 6% of the participant’s compensation that has been contributed to the plan, up to the maximum contribution amount allowed under the federal tax rules. All of our executive officers participated in our 401(k) plan during fiscal year 2006 and received matching contributions, which are included under the caption “All Other Compensation” in the Summary Compensation Table on page 18.

Determination of Compensation Amounts and Formulas
          The Company conducts an annual executive compensation study which compares each executive officer’s compensation to market data for similar positions as well as considering various internal factors of the Company. Each year, the Compensation Committee determines whether the study is to be performed internally by Administaff’s Manager of Compensation or by an outside consulting firm.
          Administaff’s Manager of Compensation conducted an executive compensation study (the “Compensation Study”) to determine competitive market pay for each executive officer of the Company. The Compensation Study was presented to the Compensation Committee in February 2006 for its review in considering salary adjustments for executive officers. The Compensation Study identified and analyzed a peer group of companies (the “Compensation Peer Group”) using the most recent public information regarding the total compensation package for each of the top five highest paid executive officers, including base salary, annual incentives, total cash compensation (base salary plus annual incentives), long-term incentives, total pay (total cash plus annualized value of long-term incentives) and perquisites. The Compensation Peer Group, which was selected in 2003 with the assistance of an outside consulting firm, Pearl Meyer & Partners, consisted of 13 publicly-traded companies that provide human resource services and whose median revenues equated to $1.1 billion. The Compensation Peer Group included 10 companies in addition to those included in the peer group for comparing total stockholder return (“TSR Peer Group”). The TSR Peer Group consists of companies that either provide PEO services or whose operations include PEO services. The additional companies included in the Compensation Peer Group are companies that compete with Administaff for executive talent. The Compensation Peer Group and TSR Peer Group are as follows:

Compensation
Name of Company	Peer Group	TSR Peer Group

Automatic Data Processing, Inc.	X	X
CDI Corporation	X
Century Business Services, Inc.	X
Ceridian Corporation	X
Gevity HR, Inc.	X	X
Robert Half International, Inc.	X
Kelly Services, Inc.	X
Kforce, Inc.	X
Manpower, Inc.	X
NCO Group, Inc.	X
Paychex, Inc.	X	X
Spherion Corporation	X
TeamStaff, Inc.	X
          In addition to the Compensation Study, the Compensation Committee also reviewed comparisons of perquisites and long-term incentives included in published survey data provided from the Watson Wyatt Survey Report on Nonqualified Benefits and Perquisites Practices and the Clark Consulting CHiPS Survey, respectively.
          Internal factors are also an important consideration when determining each executive officer’s compensation. These factors include: the executive officer’s performance review conducted by the Chief Executive Officer; the executive officer’s tenure with the Company; his or her industry experience; his or her ability to influence stockholder value; and the importance of the executive officer’s position to the Company in relation to the other executive officer positions within the Company.
Base Salary 1
          The base salary is intended to provide stable annual compensation to attract and retain talented executive officers. Changes in base salary for each executive officer are determined based upon the executive officer’s individual contribution to the success of the Company and external market comparisons. For example, in 2006, the Compensation Study indicated that the salary of our Chief Financial Officer was significantly below market considering his experience within his position. The Chief Financial Officer’s base salary, therefore, was increased to reflect the knowledge and expertise he currently contributes to his position. The average annual merit increase for executive officers in 2006 was 9.5%, which is competitive with the average merit increase for the Compensation Peer Group in the most recently ended fiscal year for which data was available.

[1]	See “Salary” included in the Summary Compensation Table on page 18 of this proxy statement.

Variable Compensation 1
          Variable compensation for all executive officers as well as most non-management employees is paid through the Administaff Annual Incentive Plan (“AAIP”), a non-equity incentive plan. The AAIP is intended to link each executive officer’s compensation to the Company’s performance as well as to his or her individual performance. For 2006, the Compensation Committee set a target for variable compensation that was computed as a percentage of each executive officer’s base salary. The AAIP provided a payout scale with significant opportunity for high performance and zero payout for low performance.
          The percentage of the target variable compensation paid could range from zero to 150% of target, depending on whether the executive officer met the threshold, target or maximum level of his or her performance goals established in early 2006. If the executive officer reached the threshold level for performance measurements, he or she was paid 50% of the targeted variable compensation. If the executive officer reached the targeted level for performance measurements, he or she was paid 100% of the targeted variable compensation. If the executive officer reached the maximum level for performance measurements, he or she was paid 150% of the targeted variable compensation. The targeted variable compensation as a percentage of base salary for 2006 was set at: 120% for the Chief Executive Officer; 100% for the President, the Chief Operating Officer, and the Executive Vice President of Sales and Marketing; and 80% for the Chief Financial Officer.
          For 2006, the targeted variable compensation was based on three performance measurements: corporate, departmental and individual. The Company sets specific metric goals each year for the corporate performance measurement. In 2006, the corporate performance measurement was based on the Company’s operating income per worksite employee. For corporate performance, the threshold, target, and maximum would be met if we achieved operating income per worksite employee of $42, $46, and $50, respectively. The corporate performance measurement portion of variable compensation was the same for all employees of the Company. The departmental performance measurements were developed by each department based on various projects to be completed within each department that would have a major impact upon the Company’s operations as a whole. Each executive officer’s departmental goals are derived from the goals set for his or her department. The individual performance measurements were based on annual performance reviews of the achievement of pre-set, specific individual performance goals and competencies. During each year, the Compensation Committee periodically reviews the progress made towards meeting the corporate and departmental goals. Criteria considered in evaluation of individual performance of executive officers included generating revenue, mobilizing talent, personal and professional development, ability to run the business, servant leadership, and setting the course of the business. Administaff utilizes a talent management software system to track individual goals and rate each employee on predetermined competencies.
          The variable compensation for executive officers was weighted more heavily toward the corporate performance and differed among the executive officers depending upon their position. For 2006, the Chief Executive Officer’s compensation was weighted 80% on corporate performance and 20% on individual performance. The President, Chief Operating Officer, and Executive Vice President of Sales and Marketing had measurement weightings of 60% corporate, 20% departmental, and 20% individual. The Chief Financial Officer had measurement ratings of 50% corporate, 30% departmental, and 20% individual.
          In 2006, the Company’s operating income per worksite employee was $51, which exceeded the maximum target level established by the AAIP. As a result, the Compensation Committee awarded the executive officers, along with substantially all other employees, an award amount in excess of the maximum amounts provided by the corporate performance component of the AAIP. The amounts awarded were determined using a pro-rata scale based on the actual operating income per worksite employee earned in 2006.
Long-term Incentive Compensation 2
          Long-term incentive compensation is provided through the Incentive Plan, the objectives of which are: (i) to provide incentives to attract and retain persons with training, experience and ability to serve as employees of the Company; (ii) to promote the interests of the Company by encouraging employees of the Company and its subsidiaries to acquire or increase their equity interest in the Company; (iii) to provide a means whereby employees and outside directors may develop a sense of proprietorship and personal involvement in the development and financial success of the Company; and (iv) to encourage employees and outside directors to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Awards granted under the Incentive Plan have historically been made in the form of stock options or restricted stock. Pursuant to the terms of the Incentive Plan, future awards may include phantom

[1]	See “Bonus” and “Non-Equity Incentive Plan Compensation” included in the Summary Compensation Table on page 18. In addition, see “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” in the Grants of Plan-Based Awards Table on page 19.

[2]	See “Stock Awards” included in the Summary Compensation Table on page 18. In addition, see “All Other Stock Awards” included in the Grants of Plan-Based Awards Table on page 19.

shares, performance units, bonus stock or other incentive awards. The Company may periodically grant new options, restricted stock, or other long-term incentives to provide continuing incentive for future performance. The award size and recipients of awards are determined by the degree to which a particular position in the Company has the ability to influence stockholder value. The Company anticipates continuing to utilize restricted stock with a three-year vesting schedule. The awards are valued using the closing price of the Company’s stock on the day the awards are approved by the Compensation Committee.
          In recent years, the Company has awarded restricted stock rather than options. The Company believes the current accounting treatment of restricted stock more closely reflects the economic value of the award to the employees as compared to that of stock options. The Company requested an increase in the number of shares of Common Stock available for issuance under the Incentive Plan, which was approved by the stockholders in May 2006. Thereafter, the Chief Executive Officer presented his recommendations for awards of restricted stock to the Compensation Committee. The Chief Executive Officer’s recommendations for the executive officers’ awards were based upon the performance of each executive officer and the importance of each executive officer’s role in the Company’s future business operations. In the past, executive officers who were not meeting expected performance received a reduced award or had the award eliminated entirely. The 2006 recommendations did not include any restricted stock grants to the Chief Executive Officer or the President in order to increase the number of shares awarded to other executive officers so that their incentives would be maximized. The Compensation Committee then determined and approved the awards after considering the Chief Executive Officer’s recommendations and revising the amount of the awards as the Compensation Committee deemed necessary.
          Under the terms of the Incentive Plan, all conditions and/or restrictions that must be met with respect to vesting or exercisability of an award immediately lapse upon a “change in control” of the Company as defined under the Incentive Plan.
Special or Supplemental Benefits, Including Management Perquisites 1
          The Company provides a limited number of supplemental benefits and perquisites to assist executive officers in the operation of the Company, as well as to attract and retain key executive officers. These include the following:
          Automobile
          The Company provides automobiles to executive officers for both business and personal use. The executive officers are taxed for their personal use of the automobile.
          Supplemental Executive Disability Income Plan
          In 2006, the Company implemented a supplemental executive disability income plan for executive officers and a small group of upper management employees in order to more fairly provide disability benefits to that group. The supplemental executive disability income plan provides replacement of 75% of total cash compensation up to $20,000 per month. The plan recognizes the significant variable pay at the senior levels in the Company and the benefit limitations of the Company’s basic long term disability plan, which provides replacement of 60% of base salary only up to $10,000 per month.
          Executive Wellness Plan
          The Company offers an Executive Wellness Plan to the executive officers to assist them in maintaining their health. The plan pays up to $2,000 each year for wellness services which allow the executive officers an opportunity to have a clear understanding of their current physical condition, risk factors, and ways to improve their health.
          Chairman’s Trip
          An annual Chairman’s Trip is held for employees recognized during the year for their outstanding service and for sales representatives meeting a certain sales target. The Company believes executive officers should be part of the trip to recognize these outstanding employees of the Company. Therefore, the Company provides the opportunity for all executive officers and their spouses to attend the Chairman’s Trip. The Company also pays the associated income taxes related to the trip on behalf of the employees and the executive officers.

[1]	See “All Other Compensation” included in the Summary Compensation Table on page 18.

          Club Membership
          The Company provides and pays for a country club membership for each executive officer. The Company believes club memberships provide an opportunity to build business and client relationships while also promoting a healthy lifestyle for each executive officer.
          Aircraft
          The Company provides access to the Company-owned aircraft to the Chief Executive Officer, the President, the Chief Operating Officer, and the Executive Vice President, Sales and Marketing for personal use. These individuals are required to reimburse the Company for the incremental cost associated with their personal use of the aircraft. The incremental cost is calculated by multiplying the number of hours of personal use by the average incremental cost per hour.
          Personal Life Insurance
          The Company provided personal term life insurance policies with a face amount of $500,000 each to the Chief Executive Officer and the President. These policies were issued in July 1990 prior to the Company’s initial public offering. They were both cancelled in January 2007.
          Post Employment Compensation
          Administaff’s executive officers are employed at will. Administaff does not have any severance agreements with its executive officers or a formal severance policy. In 2006, no executive officers departed from the Company.
          Other Personal Benefits
          Periodically, executive officers attend Company-related activities, such as professional sporting events or out-of-town business meetings, in which the Company incurs travel and other event-related expenses. Such events may include the spouses of the executives.
Deductibility of Compensation
          Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s chief executive officer or any of the company’s four other most highly compensated executive officers employed as of the end of the year. This limitation does not apply to compensation that is paid only if the executive’s performance meets pre-established objective goals based on performance criteria approved by stockholders. We have taken action, where possible and considered appropriate, to preserve the deductibility of compensation paid to the Company’s executive officers. We have also awarded compensation that might not be fully tax deductible when such grants were nonetheless in the best interest of the Company and its stockholders. The Company generally will be entitled to take tax deductions relating to compensation that is performance-based, which may include cash incentives, stock options, restricted stock, and other performance-based awards.
Summary
          Administaff’s overall compensation objective is a pay-for-performance philosophy. A majority of each executive officer’s total compensation package consists of a long-term incentive component and a variable compensation component, with a goal of aligning the interests of the executive officers with that of the stockholders, as well as tying their compensation to the performance of the Company. A stable base salary is provided in order to remain competitive with the market, with a small percentage of an executive officer’s total compensation consisting of supplemental benefits and perquisites. We believe this combination of compensation elements supports our compensation objective of a pay-for-performance philosophy.
COMPENSATION COMMITTEE REPORT
          We have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

          The foregoing report is provided by the following directors, who constitute the Compensation Committee:
COMPENSATION COMMITTEE
Eli Jones, Chairman
Jack M. Fields, Jr.
Gregory E. Petsch

SUMMARY COMPENSATION TABLE
          The table below summarizes the total compensation paid or earned by the Company’s Chief Executive Officer, Chief Financial Officer and each of the three other most highly compensated executive officers of the Company (collectively the “Named Executive Officers”) for services rendered in all capacities to the Company during 2006. The Company has not entered into any employment agreements with any of the Named Executive Officers. When setting total compensation for each of the Named Executive Officers, the Compensation Committee reviews tally sheets which show the executive’s current compensation, including equity and non-equity based compensation.
          The compensation plans under which the grants in the following tables were made are generally described in the Compensation Discussion and Analysis, beginning on page 11 of this proxy statement, and include the AAIP, a non-equity incentive plan, and the Incentive Plan, which provides for, among other things, restricted stock grants.

						Non-
						Equity
						Incentive	All
						Plan	Other
				Stock	Option	Compensa-	Compen
Name and		Salary	Bonus	Awards	Awards	tion	-sation	Total
Principal Position	Year	($)	($)[1]	($) [2]	($)	($)	($) [3]	($)

Paul J. Sarvadi,	2006	592,500	71,280	181,622	—	1,054,944	77,765	1,978,111
CEO and Chairman of the Board

Douglas S. Sharp	2006	264,154	13,296	198,662	—	306,344	46,787	829,243
Chief Financial Officer, VP of Finance and Treasurer

Richard G. Rawson	2006	362,731	27,254	90,357	—	536,355	79,308	1,096,005
President

A. Steve Arizpe	2006	362,538	27,242	305,810	—	535,402	77,114	1,308,106
Chief Operating Officer, EVP Client Services

Jay E. Mincks	2006	312,923	23,590	287,648	—	446,771	73,700	1,144,632
EVP Sales & Marketing

[1]	Bonus amounts represent additional variable compensation awarded by the Compensation Committee in excess of the amounts earned and awarded under the AAIP.

[2]	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to 2006 for the fair value of restricted stock granted in 2006 as well as prior years, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For restricted stock, fair value is calculated using the closing price of Administaff’s Common Stock on the date of grant. For additional information, refer to Note 9, “Employee Incentive Plans,” in the Notes to Consolidated Financial Statements included in Administaff’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on February 12, 2007. See the Grants of Plan-Based Awards Table on page 19 for information on awards made in 2006. These amounts do not correspond to the actual value that will be realized by the Named Executive Officer.

[3]	All other compensation includes the following: Company-provided automobiles; country club memberships; 401(k) matching contributions; dividends on restricted stock grants; life insurance (Mr. Sarvadi and Mr. Rawson); costs associated with an executive retreat (Messrs. Sarvadi, Rawson, Arizpe and Mincks) and the annual Chairman’s incentive trip and associated federal income taxes. The federal income taxes associated with the Chairman’s incentive trip paid by the Company on behalf of the executives were as follows: Mr. Sarvadi, Mr. Arizpe, Mr. Mincks, and Mr. Sharp — $3,958; Mr. Rawson — $2,481. The 401(k) matching contributions made by the Company during 2006 for the Named Executive Officers totaled $13,200 each. Dividends paid to Mr. Arizpe on restricted stock holdings totaled $10,716. The Company owns an aircraft that is used by its executives for business and, on occasion, personal travel. In the instances where the aircraft is used for personal travel, the executive is required to reimburse the Company for the associated incremental costs. The incremental cost for personal use of Company aircraft is calculated as an hourly rate that takes into account variable costs incurred as a result of the personal flight activity, including fuel, communications and travel expenses for the flight crew. It excludes non-variable costs, such as regularly scheduled inspections and maintenance that would have been incurred regardless of whether there was any personal use of the aircraft. During 2006, Mr. Sarvadi and Mr. Rawson reimbursed the Company $123,636 and $48,781, respectively, for personal travel costs.

GRANTS OF PLAN-BASED AWARDS
     The following table provides information about equity and non-equity awards granted to the Named Executive Officers in 2006.

					All Other	Grant Date
		Estimated Possible Payouts			Stock Awards:	Fair
		Under Non-Equity Incentive			Number of	Value of
Name	Grant Date	Plan Awards [1]			Shares of Stock	Stock and Option
		Threshold	Target	Maximum	or Units	Awards
		($)	($)	($)	(#) [2]	($) [3]
Paul J. Sarvadi	N/A	360,000	720,000	1,080,000	—	—

Douglas S. Sharp	N/A	109,200	218,400	327,600	—	—
	5/03/2006	—	—	—	15,000	661,050

Richard G. Rawson	N/A	183,000	366,000	549,000	—	—

A. Steve Arizpe	N/A	183,000	366,000	549,000	—	—
	5/03/2006	—	—	—	22,000	969,540

Jay E. Mincks	N/A	160,500	321,000	481,500	—	—
	5/03/2006	—	—	—	22,000	969,540

[1]	These amounts represent the threshold, target and maximum amounts payable to each executive under the AAIP for 2006.

[2]	These amounts represent amounts payable to each executive under the Incentive Plan during 2006.

[3]	These amounts represent the full grant date fair value of restricted stock granted to each executive during 2006. For restricted stock, fair value is calculated using the closing price of Administaff’s Common Stock on the date of grant. For the relevant assumptions used to determine the valuation of our stock awards, refer to Note 9, “Employee Incentive Plans,” in the Notes to Consolidated Financial Statements included in our 2006 Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on February 12, 2007. The terms of the stock awards provide for three year vesting and the payment of dividends on all unvested shares. Executives are required to pay the par value ($0.01) of each share at or near the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards			Stock Awards
	Number of Securities					Market Value of
	Underlying			Number of shares or		Shares or Units of
	Unexercised Options	Option Exercise		Units of Stock That		Stock That Have Not
	(#)	Price	Option Expiration	Have Not Vested		Vested
Name	Exercisable	($)	Date	(#)		($) [1]
Paul J. Sarvadi	—	—	—	26,667	[2]	1,140,548
	2	14.69	5/07/2012	—		—
	34,091	17.17	4/01/2014	—		—
	30,000	18.00	3/15/2011	—		—
	50,000	19.93	4/27/2010	—		—
	30,000	23.48	10/02/2011	—		—
	50,000	43.69	9/15/2010	—		—

Douglas S. Sharp	—	—	—	22,600	[3]	966,602
	6,000	13.12	1/31/2010	—		—
	1	14.69	5/07/2012	—		—
	5,000	18.00	3/15/2011	—		—
	20,000	19.93	4/27/2010	—		—
	10,000	23.48	10/02/2011	—		—
	20,000	43.69	9/15/2010	—		—

Richard G. Rawson	—	—	—	13,267	[4]	567,430
	12,000	4.02	10/04/2012	—		—
	15,537	6.24	4/04/2013	—		—
	50,000	7.87	8/02/2009	—		—
	18,000	9.03	10/01/2013	—		—
	12,000	9.18	5/28/2007	—		—
	16,000	11.50	11/18/2007	—		—
	46,700	11.79	10/01/2014	—		—
	20,000	14.69	5/07/2012	—		—
	17,800	17.17	4/01/2014	—		—
	20,000	18.00	3/15/2011	—		—
	30,000	19.93	4/27/2010	—		—
	20,000	23.48	10/02/2011	—		—
	30,000	43.69	9/15/2010	—		—

A. Steve Arizpe	—	—	—	35,267	[5]	1,508,370
	13,096	7.87	8/02/2009	—		—
	20,000	9.03	10/01/2013	—		—
	5,904	11.50	11/18/2007	—		—
	46,700	11.79	10/01/2014	—		—
	19,998	14.69	5/07/2012	—		—
	29,748	16.28	8/05/2008	—		—
	17,500	17.17	4/01/2014	—		—
	20,000	18.00	3/15/2011	—		—
	30,000	19.93	4/27/2010	—		—
	20,000	23.48	10/02/2011	—		—
	30,000	43.69	9/15/2010	—		—

Jay E. Mincks	—	—	—	32,600	[6]	1,394,302
	8,026	11.79	10/01/2014	—		—
	20,000	14.69	5/07/2012	—		—
	40,000	16.28	8/05/2008	—		—
	15,100	17.17	4/01/2014	—		—
	20,000	18.00	3/15/2011	—		—
	30,000	19.93	4/27/2010	—		—
	20,000	23.48	10/02/2011	—		—
	30,000	43.69	9/15/2010	—		—

[1]	Based on the closing price of $42.77 of Administaff’s Common Stock on December 31, 2006.

[2]	Stock awards vest as follows – 13,334 — February 1, 2007; 13,333 — February 1, 2008.

[3]	Stock awards vest as follows – 3,800 — February 1, 2007; 3,800 — February 1, 2008; 5,000 — May 3, 2007; 5,000 — May 3, 2008; 5,000 — May 3, 2009.

[4]	Stock awards vest as follows – 6,634 — February 1, 2007; 6,633 — February 1, 2008.

[5]	Stock awards vest as follows – 6,634 — February 1, 2007; 6,633 — February 1, 2008; 7,334 — May 3, 2007; 7,333 — May 3, 2008; 7,333 — May 3, 2009.

[6]	Stock awards vest as follows – 5,300 — February 1, 2007; 5,300 — February 1, 2008; 7,334 — May 3, 2007; 7,333 — May 3, 2008; 7,333 — May 3, 2009.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
			Number of
	Number of	Value Realized	Shares	Value Realized
	Shares Acquired	on	Acquired on	on
	on Exercise	Exercise	Vesting	Vesting
Name	(#)	($)[1]	(#)	($) [2]
Paul J. Sarvadi	234,074	10,463,090	13,333	573,867
Douglas S. Sharp	39,499	1,153,194	3,800	163,552
Richard G. Rawson	—	—	6,633	285,499
A. Steve Arizpe	48,854	1,530,139	6,633	285,499
Jay E. Mincks	59,060	1,783,122	5,300	228,112

[1]	Represents the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price of the options.

[2]	Represents the value of the shares on the vesting date based on the closing price of the Company’s Common Stock on such date.
SECURITIES RESERVED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
     The following table sets forth information about Administaff’s Common Stock that may be issued under all of the Company’s existing equity compensation plans as of December 31, 2006 (in thousands, except price per share amounts):

			Number of
	Number of Securities to be	Weighted Average	Securities
	Issued upon Exercise of	Exercise Price of	Remaining
	Outstanding Options,	Outstanding Options,	Available for Future
	Warrants and Rights	Warrants and Rights	Issuance
Plan Category	(#)	($)	(#)
Equity compensation plans approved by security holders[1]	1,347	20.29	1,225 [2]

Equity compensation plan not approved by security holders [3]	780	25.02	0 [4]

Total	2,127	22.02	1,225

[1]	The 1997 Incentive Plan (which expired on April 24, 2005) and the Incentive Plan have been approved by the Company’s stockholders.

[2]	The securities remaining available for issuance under the Incentive Plan may be issued in the form of stock options, performance awards, stock awards, stock appreciation rights, bonus stock and other stock-based awards.

[3]	The Administaff Nonqualified Stock Option Plan was not approved by stockholders. For a description of the material features of the Nonqualified Stock Option Plan, see Note 9 in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2006. Although there are approximately 637,000 unissued shares in the Nonqualified Stock Option Plan, pursuant to stockholder approval of an amendment to the 2001 Incentive Plan in 2006, no new shares will be issued under the Nonqualified Stock Option Plan.

[4]	Shares of Common Stock may be issued pursuant to the 1997 Employee Stock Purchase Plan (“ESPP”), which enables employees of the Company to purchase Administaff Common Stock through payroll deductions each calendar month. After the end of each calendar month, shares of Common Stock are purchased by the ESPP. Participants may enroll, change or discontinue payroll deductions at any time. The Company pays all expenses of the ESPP other than brokerage commissions for sales. The ESPP was not approved by stockholders, and does not include a limitation on the number of shares that may be issued thereunder.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
          We have no employment agreements with any of our executive officers or employees and no severance policy. Our incentive plans provide that upon termination due to disability or death, stock option holders, other than directors, have up to one year to exercise vested stock options, and upon termination due to any other reason, other than for cause, they have up to three months to exercise vested stock options, provided they have been in continuous employment since the Award Date. Directors have up to three years to exercise their options upon termination due to any reason other than for cause and up to three months upon termination for cause. In 2005, the Company accelerated the vesting of all stock options and none have been granted since that time; therefore, there are no unvested outstanding stock options. The incentive plans also provide that all restricted stock becomes immediately fully vested upon a change in control or upon termination due to disability or death, provided the holder has been in continuous employment since the Award Date. Unvested shares of restricted stock are forfeited upon termination for any reason other than disability or death. The number of shares and market value of the restricted stock that would automatically vest for each Named Executive Officer upon a change of control, based on the closing price of our Common Stock on December 31, 2006, is set forth in the Outstanding Equity Awards at Fiscal Year-End table on page 20 of this proxy statement, under the captions “Number of Shares or Units of Stock That Have Not Vested” and “Market Value of Shares or Units of Stock That Have Not Vested.”
DIRECTOR COMPENSATION
          Under our Corporate Governance Guidelines and Compensation Committee Charter, the Compensation Committee periodically reviews the compensation of the Board of Directors and, from time to time, recommends changes thereto to the full Board of Directors. The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors. Non-employee directors of the Company are compensated as shown in the table below. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors.

Nominating and
			Finance, Risk	Corporate
		Compensation	Management and	Governance
	Board	Committee	Audit Committee	Committee
Annual retainers	$30,000	$3,000	$3,000	None

Annual Committee Chair Fees	N/A	$6,000	$6,000	$3,000

Meeting Fees	$2,000 in person	$1,500 in person[1]	$1,500 in person [1]	N/A
	$1,000 telephonically	$750 telephonically	$750 telephonically

[1]	These fees are also paid to the Chairman for meetings attended with the Company’s management or auditors between regular meetings.
          Each outside director is also reimbursed for reasonable expenses incurred in serving as a director. All compensation, except for reimbursement of actual expenses, can be taken in cash or Common Stock, at the director’s option.
          Pursuant to the Company’s Incentive Plan, each person who is initially appointed or elected as a director of the Company receives a grant of shares of restricted Common Stock on the date of election or appointment with an aggregate fair market value, determined the date prior to the date of grant, of $75,000, rounded up to the next higher whole share amount in the case of a fractional share amount, and such restricted Common Stock vests as to one-third of the shares on each anniversary of its grant date. If a director terminates his or her service as a member of the Board, his or her unvested portion of such restricted stock award, if any, shall terminate immediately on such termination date, unless such termination of service is due to death or disability, in which event the unvested portion of such restricted stock award shall become immediately 100% vested on such termination date.
          In addition, each non-employee director receives on the date of each annual meeting of the Company’s stockholders (unless first elected or appointed at such meeting), a grant of shares of Common Stock with an aggregate fair market value, determined the date prior to the date of grant, of $50,000, or each non-employee director may elect to receive an immediately vested and exercisable option to purchase a number of shares of Common Stock which has an aggregate value, determined the date prior to the date of grant, of $50,000, calculated using the valuation methodology most recently utilized by the Company for purposes of financial statement reporting. Either award will be rounded up to the next higher whole share amount in the case of a fractional share amount.
DIRECTORS COMPENSATION TABLE
          The table below summarizes the compensation paid by the Company to non-employee directors during the fiscal year ended December 31, 2006.

	Fees Earned or Paid		All Other
	in Cash	Stock Awards	Compensation	Total
Name	($)	($)	($) [1]	($)
Michael W. Brown	50,225	46,670	286	97,181
Jack M. Fields, Jr.	44,825	46,670	286	91,781
Eli Jones	44,750	46,670	286	91,706
Paul S. Lattanzio	48,750	46,670	286	95,706
Gregory E. Petsch	47,000	46,670	286	93,956
Austin P. Young	59,250	46,670	286	106,206

[1]	All Other Compensation represents dividends paid on stock awards during 2006.
          The following table shows the number of outstanding shares of Common Stock and the number of outstanding stock options to purchase Common Stock owned by each of our non-employee directors as of December 31, 2006. All stock options are fully vested.

	Number of Outstanding	Number of Outstanding
Name	Shares Owned	Stock Options
Michael W. Brown	16,153	52,500
Jack M. Fields, Jr.	1,729	0
Eli Jones	2,566	0
Paul L. Lattanzio	40,139	15,000
Gregory E. Petsch	2,497	15,000
Austin P. Young	1,059	22,500
REPORT OF THE FINANCE, RISK MANAGEMENT AND AUDIT COMMITTEE
          The Finance, Risk Management and Audit Committee (the “Committee”) has been appointed by the Board of Directors to assist the Board in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes and audits of the financial statements of the Company. The Committee operates under a written charter adopted by the Board of Directors and reviewed annually by the Committee. The Committee has furnished the following report for 2006.

          The Committee has reviewed and discussed the Company’s consolidated audited financial statements as of and for the year ended December 31, 2006, with management and the independent auditor. The Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, (Communication with Audit Committees), as currently in effect.
          The Committee has received from the independent auditor the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and the Committee has discussed with the independent auditor that firm’s independence. The Committee has also considered the compatibility of the provision of non-audit services with the independent auditor’s independence.
          Based on the Committee’s reviews and discussions referred to above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.
THE FINANCE, RISK MANAGEMENT AND AUDIT COMMITTEE
Austin P. Young, Chairman
Michael W. Brown
Paul S. Lattanzio
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such forms that they file.
          Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) reports with respect to the year ended December 31, 2006, applicable to its officers, directors and greater than 10% beneficial owners, were timely filed except for Mr. Rawson who had two late filings.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          The Finance, Risk Management and Audit Committee has adopted a statement of policy and procedures with respect to related party transactions covering the review, approval or ratification of transactions involving the Company and “Related Parties” (generally, directors and executive officers and their immediate family members and 5% stockholders). The policy covers transactions in which the Company and any Related Party is a participant in which a Related Party has a material interest, other than transactions involving less than $50,000 when aggregated with all similar transactions. The policy generally requires that such transactions be approved by the Finance, Risk Management and Audit Committee in advance of the consummation or material amendment of the transaction. Under the policy, prior to entering into a related party transaction, full disclosure of all of the facts and circumstances relating to the transaction must be made to the Finance, Risk Management and Audit Committee, which will approve such transaction only if it is in, or is not inconsistent with, the best interests of the Company and its stockholders. In the event a transaction is not identified as a related party transaction in advance, it will be submitted promptly to the Finance, Risk Management and Audit Committee or the Chair thereof, and such committee or Chair, as the case may be will evaluate the transaction and evaluate all options, including but not limited to ratification, amendment or termination of the transaction.
          A significant component of our marketing strategy is the title sponsorship of the Administaff Small Business Classic (“Administaff Classic”), a Champions PGA tour event held annually in Houston, Texas. Consistent with other PGA golf tournaments, the Administaff Classic benefits and is managed by a non-profit organization. The Administaff Classic is managed by Augusta Pines, Inc. (“Augusta”), a non-profit organization. In connection with the Company’s sponsorship, Mr. Jay E. Mincks, Executive Vice President of Sales and Marketing, was elected Chairman of Augusta. During 2006, the Company paid Augusta $2.5 million in sponsorship and tournament related expenses, as well as an additional $255,000 in other event sponsorships and charitable contributions.

          The Company provides PEO-related services to certain entities that are owned by, or have board members that are, Related Parties. These Related Parties include Mr. Paul J. Sarvadi, Mr. Richard G. Rawson, Mr. Jay E. Mincks, and Mr. Jack M. Fields, Jr. or members of their families. The PEO service fees paid by such entities are at amounts that are within the pricing range of other unrelated clients of the Company.
          We made charitable contributions to non-profits for which certain Related Parties serve as board members. These Related Parties include: Mr. Paul J. Sarvadi, Mr. Richard G. Rawson and Mr. Jay E. Mincks.
PROPOSAL NUMBER 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS
General
          The Finance, Risk Management and Audit Committee has appointed the firm of Ernst & Young LLP as the Company’s independent public accountants for the year ending December 31, 2007, subject to ratification by the Company’s stockholders. Ernst & Young has served as the Company’s independent public accountants since 1991. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.
Fees of Ernst & Young LLP
          Ernst & Young’s fees for professional services totaled $1,052,322 for 2006 and $1,019,052 for 2005. During 2006 and 2005, Ernst & Young’s fees for professional services included the following:
•	Audit Fees — fees for audit services, which relate to the consolidated audit, internal control audit in compliance with Sarbanes-Oxley Section 404, quarterly reviews, subsidiary audits and related matters were $838,963 in 2006 and $827,770 in 2005.

•	Audit-Related Fees — fees for audit-related services, which consisted primarily of the SAS 70 report, the retirement plan audits, and quarterly agreed-upon procedures were $210,959 in 2006 and $188,882 in 2005.

•	Tax Fees — there were no fees for tax services in 2006 or in 2005.

•	All Other Fees — there were fees for other services of $2,400 in 2006 and in 2005.
          The Finance, Risk Management and Audit Committee reviewed the non-audit services provided to the Company and considered whether Ernst & Young’s provision of such services was compatible with maintaining its independence.
Finance, Risk Management and Audit Committee Pre-Approval Policy for Audit and Non-Audit Services
          The Finance, Risk Management and Audit Committee has established a policy that requires pre-approval of the audit and non-audit services performed by the independent auditor. Unless a service proposed to be provided by the independent auditor has been pre-approved by the Finance, Risk Management and Audit Committee under its pre-approval policies and procedures, it will require specific pre-approval of the engagement terms by the Finance, Risk Management and Audit Committee. Under the policy, pre-approved service categories are generally provided for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the scope of what has been pre-approved. In connection with any pre-approval of services, the independent auditor is required to provide detailed back-up documentation concerning the specific services to be provided.
          The Finance, Risk Management and Audit Committee may delegate pre-approval authority to one or more of its members, including a subcommittee of the Finance, Risk Management and Audit Committee. The member or members to whom such authority is delegated shall report any pre-approval actions taken by them to the Finance, Risk Management and Audit Committee at its next scheduled meeting. The Finance, Risk Management and Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by the independent auditor.
          None of the services related to the Audit-Related Fees, Tax Fees or Other Fees described above was approved by the Finance, Risk Management and Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the Securities and Exchange Commission.
Required Affirmative Vote
          If the votes cast in person or by proxy at the 2007 Annual Meeting of Stockholders in favor of this proposal exceed the votes cast opposing the proposal, the appointment of Ernst & Young LLP as the Company’s independent public accountants for the year ending December 31, 2007, will be ratified. If the appointment of Ernst & Young is not ratified, the Finance, Risk Management and Audit Committee will reconsider the appointment.

     THE BOARD OF DIRECTORS AND THE FINANCE, RISK MANAGEMENT AND AUDIT COMMITTEE RECOMMEND THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.
ADDITIONAL INFORMATION
Delivery of Proxy Statement
          The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies. This year, a number of brokers with accountholders who are Administaff stockholders will be householding the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to Administaff, Inc., Attention: Ruth Holub, Investor Relations Specialist, 19001 Crescent Springs Drive, Kingwood, Texas 77339 or contact Ruth Holub at 800-237-3170. The Company will promptly deliver a separate copy to you upon request.
Stockholder Proposals for 2007 Meeting
          In order for director nominations and stockholder proposals to have been properly submitted for presentation at the 2007 Annual Meeting of Stockholders, notice must have been received by the Company between the dates of October 28, 2006, and November 27, 2006. The Company received no such notice, and no stockholder director nominations or proposals will be presented at the Annual Meeting of Stockholders.
Stockholder Proposals for 2008 Proxy Statement
          Any proposal of a stockholder intended to be considered for inclusion in the Company’s proxy statement for the 2008 Annual Meeting of Stockholders must be received at the Company’s principal executive offices no later than the close of business on November 29, 2007.
Advance Notice Required for Stockholder Nominations and Proposals
          The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the Annual Meeting of Stockholders to be held in 2008 if it is received not later than the close of business on November 29, 2007, and not earlier than the close of business on October 30, 2007. In addition, the Bylaws require that such written notice set forth: (a) for each person whom the stockholder proposes to nominate for election, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected; and, (b) as to such stockholder: (i) the name and address, as they appear on the Company’s books, of such stockholder; (ii) the class and number of shares of the Company’s capital stock that are beneficially owned by such stockholder; and, (iii) a description of all agreements, arrangements or understandings between such stockholder and each such person that such stockholder proposes to nominate as a director and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.
          In the case of other proposals by stockholders at an annual meeting, the Bylaws require that such written notice set forth as to each matter such stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting; (b) the reasons for conducting such business at the annual meeting; (c) the name and address, as they appear on the Company’s books, of such stockholder; (d) the class and number of shares of the Company’s stock which are beneficially owned by such stockholder; and (e) any material interest of such stockholder in such business.
FINANCIAL INFORMATION
               A copy of the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2006, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Ruth Holub, Investor Relations Specialist, Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802.
By Order of the Board of Directors
John H. Spurgin, II
Senior Vice President of Legal,
General Counsel and Secretary
March 28, 2007
Kingwood, Texas

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

ADMINISTAFF, INC. PLEASE MARK VOTE IN SQUARE IN THE FOLLOWING MANNER USING DARK INK ONLY.	☒

		FOR	WITHHELD	FOR ALL
		ALL	ALL	EXCEPT			FOR	AGAINST	ABSTAIN
1. Election of Directors.		☐	☐	☐	2.	To ratify the appointment of Ernst & Young LLP as the Company’s Independent auditors for the year 2007.	☐	☐	☐
Nominees:	01) Jack M. Fields. Jr. 02) Paul S. Lattanzio 03) Richard G. Rawson

For all except nominee(s) crossed out.						The undersigned hereby revokes all previous proxies relating to the shares of Common Stock covered hereby and confirms all that said Proxy may do by virtue hereof.

Signature	Signature	Dated
This proxy must be signed exactly as the name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/asf Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
      If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PROXY	This Proxy is Solicited on Behalf of the Board of Directors For the Annual Meeting of Stockholders of	PROXY
ADMINISTAFF, INC.
To be Held on May 2, 2007

     The undersigned hereby appoints Paul J. Sarvadi and John H. Spurgin, II, or either of them, as the lawful agents and proxies of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Administaff, Inc. held of record by the undersigned on March 5, 2007, at the Annual Meeting of Stockholders of Administaff, Inc., to be held at the Company’s Corporate Headquarters, Centre I in the Auditorium, located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas on May 2, 2007 at 4:00 p.m., Central Daylight Savings Time, or any reconvened meeting after an adjournment thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. Where no choice is specified by the Stockholder, the proxy will be voted “FOR” the Proposals 1 and 2, and in the discretion of the persons named herein on all other matters that may properly come before the Annual Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲
You can now access your Administaff, Inc. account online.
Access your Administaff, Inc., stockholder account online via Investor ServiceDirect® (ISD).
Mellon Investor Services LLC, Transfer Agent for Administaff, Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN
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